Exhibit 1

January 9, 2009

Broadwind Energy, Inc.

47 East Chicago Avenue

Suite 332

Naperville, IL 60540

Attention:  J.D. Rubin, Vice President, General Counsel and Secretary

As you know, the undersigned stockholders (the “Stockholders”) of the Broadwind Energy, Inc. (the “Company”) are parties to that certain Registration Rights Agreement dated as of March 1, 2007, as amended October 19, 2007, July 18, 2008 and October 31, 2008, by and among the Company and the Stockholders (the “Registration Rights Agreement”).  Pursuant to Section 2.2(a) of the Registration Rights Agreement, the Company is required to file a registration statement on Form S-3 (or such other appropriate registration form of the SEC) to register shares of Registrable Securities (as defined in the Registration Rights Agreement) held by the Stockholders no later than December 31, 2008.  The Stockholders hereby (i) waive such requirement to register shares of Registrable Securities no later than December 31, 2008 and any claim for breach or otherwise they may have under the Registration Rights Agreement related thereto and (ii) extend the “Filing Date” set forth in Article I of the Registration Rights Agreement to “March 31, 2009.”

Very truly yours,

TONTINE CAPITAL PARTNERS, L.P.

By:	Tontine Capital Management, L.L.C., its general partner

	By:	/s/ Jeffrey L. Gendell
Jeffrey L. Gendell, as managing member

TONTINE PARTNERS, L.P.

By:	Tontine Management L.L.C., its general partner

	By:	/s/ Jeffrey L. Gendell
Jeffrey L. Gendell, as managing member

TONTINE CAPITAL OVERSEAS MASTER FUND, L.P.

By:	Tontine Capital Overseas GP, L.L.C., its general partner

	By:	/s/ Jeffrey L. Gendell
Jeffrey L. Gendell, as managing member

TONTINE 25 OVERSEAS MASTER FUND, L.P.

By:	Tontine Capital Management, L.L.C., its general partner

	By:	/s/ Jeffrey L. Gendell
Jeffrey L. Gendell, as managing member

TONTINE OVERSEAS FUND, LTD.

By:	Tontine Overseas Associates, L.L.C., its investment advisor

	By:	/s/ Jeffrey L. Gendell
Jeffrey L. Gendell, as managing member